UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 18, 2005

Entegris, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-30789	41-1941551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Lyman Boulevard, Chaska, MN	55318
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 952-556-3131

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On January 18, 2005, Entegris, Inc. issued a press release announcing that Michael W. Wright was being named President in addition to his current title of Chief Operating Officer. Chief Executive Officer James E. Dauwalter, who has held the Company’s President position until naming Mr. Wright, made the announcement. A copy of the press release is attached to this report as Exhibit 99.1. The Company’s Board of Directors ratified Mr. Wright’s appointment on January 18, 2005.

Mr. Wright is 57 years of age. Mr. Wright joined Entegris in 1998 as senior vice president of marketing, and subsequently served as Executive Vice President of business development and corporate marketing, then President of the Company’s microelectronics group. He was named Chief Operating Officer in June 2002. Prior to joining Entegris, Mr. Wright held several executive management positions at other companies in the semiconductor, equipment and materials industries. He is a director of August Technology, Inc.

The Company has entered into Executive Employment Agreements with each of its executive officers, including Mr. Wright. The purpose of the Executive Employment Agreements is to ensure that executives are properly protected in the event of a Change of Control of the Company, thereby enhancing the Company’s ability to hire and retain key personnel.

In August 2002, while Chief Operating Officer, Mr. Wright executed a written Executive Employment Agreement (the Agreement) with the Company providing for his compensation in the event of a “Change of Control.” If a Change of Control of the Company occurs, and Mr. Wright is terminated without cause or there is any material reduction in his responsibilities, duties, terms of employment or change of location of employment of 50 miles or more without his consent, Mr. Wright is entitled to: (i) his base salary and basic benefits for 12 months following termination, (ii) a lump-sum payment equal to his current annual bonus target; and (iii) all unvested stock options become immediately vested and exercisable. Change of Control is defined as: (A) any merger or asset sale other than one in which at least 51% of the outstanding voting securities of the surviving or acquiring company are owned in the aggregate by the shareholders of the Company immediately before the transaction; or (B) the issuance of securities or other acquisition of Company securities such that any person becomes the beneficial owner of 50% or more of the Company’s outstanding securities. The Agreement specifies all of Mr. Wright’s compensation and benefits resulting from actual or constructive termination in connection with a Change In Control. He shall not be entitled to any other compensation or benefits from the Company except to the extent provided under any written Company benefit plan, stock option agreement or indemnification agreement, or as may be required under applicable law.

A complete copy of the form of the Agreement is attached to this report as Exhibit 10.1 and incorporates by reference from the Company’s Report on Form 10-K for the year ended August 31, 2002, filed by the Company on November 27, 2002,

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit 10.1	Form of Executive Change in Control Agreement between the Company and certain senior executive officers of the Company, incorporated by reference from the Company’s Report on Form 10-K for the year ended August 31, 2002, filed by the Company on November 27, 2002.

Exhibit 99.1	Press Release issued by Entegris, Inc. dated January 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entegris, Inc.
Date: January 20, 2005
/s/ John D. Villas
John D. Villas
Chief Financial Officer